Exhibit 99.1

PRESS RELEASE

For information contact:
Jim Storey	Alven Weil
Vice President, Investor Relations	Director, PR and Communications
704.816.5958	704.816.5797
jim_storey@premierinc.com	alven_weil@premierinc.com

PREMIER, INC. REPORTS FISCAL 2014 FIRST-QUARTER RESULTS

CHARLOTTE, NC, November 11, 2013 — Premier, Inc. (NASDAQ: PINC) today reported financial results for the fiscal 2014 first quarter ended September 30, 2013.

First-quarter highlights:

•                  Net revenue increased 21.2% to $240.6 million from the first quarter of fiscal 2013.  On a pro forma basis, which reflects the impact of the company’s reorganization and initial public offering (IPO),* net revenue increased 10.1% to $199.3 million.

•                  Adjusted EBITDA* increased 31.3% to $124.3 million from the first quarter of fiscal 2013. On a pro forma basis, Adjusted EBITDA increased 7.6% to $83.1 million.

•                  Pro forma adjusted fully distributed net income* increased 5.0% to $44.0 million, or $0.30 per share, from the first quarter of fiscal 2013.

•                  Supply Chain Services business segment pro forma revenue increased 9.9% to $146.2 million and pro forma Adjusted EBITDA increased 4.2% to $84.2 million, compared with the first quarter of fiscal 2013.

•                  Performance Services business segment pro forma revenue increased 10.4% to $53.1 million and pro forma Adjusted EBITDA rose 36.1% to $16.3 million, compared with the first quarter of fiscal 2013.

•                  Completed acquisition of contract management and data services company SYMMEDRx.

•                  On October 1, 2013, the company completed its IPO, issuing 32.4 million Class A shares of common stock at $27.00 per share. The IPO generated net proceeds of $821.7 million, of which $543.9 million was distributed to the company’s member owners and $277.8 million was retained by the company for working capital and general corporate purposes, including potential future acquisitions and development activities.

*  See “Use and Definition of Non-GAAP Measures” and related reconciliation to GAAP financial measures below for important information regarding non-GAAP financial measures. See “Reorganization and Initial Public Offering” for important information regarding pro forma results.

“Premier’s mission is to improve the health of communities by transforming care delivery in America,” said Susan DeVore, Premier, Inc. president and CEO.  “This is a very real, long-term commitment. Our recent initial public offering provides us with additional capital to acquire, build and partner to develop the capabilities today that we believe will allow us to grow and deliver tomorrow’s solutions.

“Our performance in the first quarter of fiscal 2014, which was in line with management expectations, and our outlook for the full fiscal year as a whole, demonstrate the multiple avenues of potential growth available to Premier as we expand both our capabilities and our member and customer base,” DeVore said.

“Recent member additions include leading health systems that have indicated they will be working with Premier across our Supply Chain and Performance Services segments as they seek holistic solutions to the challenges they face,” DeVore continued. “We believe our expanding suite of solutions and enhanced technology platform have increased the potential for Premier’s future growth through the deepening and broadening relationships with our member healthcare providers, as we work together to address the formidable cost, efficiency, safety and population management issues facing this nation’s healthcare system.”

Results of operations for the first quarter of fiscal 2014

	ACTUAL PHSI (1)			PRO FORMA (2) Premier, Inc.
Consolidated First-Quarter Financial Highlights	Three Months Ended September 30,			Three Months Ended September 30,
(in thousands, except per share data) (3)	2013	2012	% Change	2013	2012	% Change
Net revenue:
Supply Chain Services Segment	$187,458	$150,458	24.6%	$146,195	$133,001	9.9%
Performance Services Segment	53,118	48,108	10.4%	53,118	48,108	10.4%
Total net revenue	$240,576	$198,566	21.2%	$199,313	$181,109	10.1%

Adjusted EBITDA:
Supply Chain Services Segment	$125,480	$98,267	27.7%	$84,217	$80,810	4.2%
Performance Services Segment	16,329	12,000	36.1%	16,329	12,000	36.1%
Segment-adjusted EBITDA	$141,809	$110,267	28.6%	$100,546	$92,810	8.3%
Corporate	(17,475)	(15,578)	12.2%	(17,475)	(15,578)	12.2%
Total adjusted EBITDA	$124,334	$94,689	31.3%	$83,071	$77,232	7.6%

Non-GAAP pro forma adjusted fully distributed net income				$43,983	$41,882	5.0%
Non-GAAP earnings per share on pro forma adjusted fully distributed net income - diluted				$0.30	$0.29	5.0%
Weighted average fully distributed shares outstanding - diluted				145,009	144,983

(1) Premier Healthcare Solutions, Inc. and subsidiaries

(2) Reflects the impact of the Company’s reorganization and initial public offering

(3) See attached schedules for reconciliation of first-quarter 2014 and 2013 reported GAAP results to Non-GAAP pro forma results

On a pro forma basis, Premier generated net revenue of $199.3 million for the first quarter of fiscal 2014, an increase of $18.2 million, or 10.1%, from $181.1 million reported for the same period last year. The primary drivers of revenue growth were improved product revenue sales within the Supply Chain Services segment and increased SaaS (software as a service) informatics product subscriptions and advisory services within the Performance Services segment.

On a pro forma basis, the company generated non-GAAP adjusted fully distributed net income of $44.0 million, or $0.30 per diluted share, for the first quarter of fiscal 2014, compared with $41.9 million, or $0.29 per diluted share, for the first quarter of fiscal 2013. Pro forma Adjusted EBITDA was $83.1 million, an increase of 7.6% from first quarter a year earlier. Adjusted fully distributed net income and pro forma Adjusted EBITDA for the first quarter of fiscal 2014 add back strategic and financial restructuring expenses of $1.8 million and acquisition-related and stock-based compensation expenses of $0.5 million. Adjusted fully distributed net income and Adjusted EBITDA for the year-earlier results add back $0.6 million in expenses related to strategic and financial restructuring costs. Adjusted fully distributed net income and Adjusted EBITDA for the first quarter of fiscal 2014 were positively impacted by revenue growth in both of the company’s business segments. This growth was partially offset by increases in selling, general and administrative services related both to the company’s reorganization and to increased headcount and employee-related expenses to support the growth of the company.

Cash provided by operating activities was $64.0 million in the first quarter of fiscal 2014, compared to $57.3 million for the same quarter last year. Operating cash flows increased primarily due to the increase in net income, but were partially offset by an increase in receivables and other current assets, as well as a decrease in accounts payable and accrued expenses.

Capital expenditures were $12.3 million in the first quarter of fiscal 2014, unchanged from the prior year. Other investing activities in the quarter primarily consisted of the $28.7 million acquisition of SYMMEDRx, a business with a track record of analyzing and reducing costs for health systems through the innovative use of data.

At September 30, 2013, the company’s cash, cash equivalents and marketable securities totaled $132.9 million, consisting of $75.4 million in cash and cash equivalents and $57.5 million in marketable securities with maturities ranging from three to 12 months. The company paid cash distributions to its limited partners in the first quarter of $208.3 million, attributable to earnings through June 30, 2013. In November 2013, the board approved an additional cash distribution of $78.0 million, of which $11.8 million has already been paid and the remainder will be paid later this month, to its limited partners attributable to earnings for the first quarter ended September, 30, 2013, calculated in a consistent manner with the company’s historical semi-annual cash distributions provided to member owners prior to the Reorganization and IPO. Total borrowings at September 30, 2013, which include notes payable and borrowings under the company’s line of credit, were $99.2 million. The company’s outstanding balance on its revolving line of credit was $60.0 million at September 30, 2013, which it repaid in October.

On a GAAP basis, Premier generated net revenue of $240.6 million for the quarter ended September 30, 2013, an increase of 21.2% from $198.6 million for the same period last year. The company generated net income of $112.7 million, up 32.5% from $85.1 million for the 2013 first quarter.

Segment results

Premier operates two business segments:

•                  Supply Chain Services includes one of the largest healthcare group purchasing organizations (GPO) in the United States, serving acute and alternate sites. The segment also includes the company’s specialty pharmacy and direct sourcing activities.

•                  Performance Services includes one of the nation’s largest informatics and advisory services businesses in the United States focused on healthcare providers. The Performance Services segment includes the company’s SaaS informatics products, technology-enabled performance improvement collaboratives, advisory services and insurance services.

Segment Results	Three Months Ended September 30,				Actual YoY	Pro forma YoY
(in thousands)	2013	2012	2013	2012	% Change	% Change
	PHSI		Pro forma - Premier, Inc.

Net Revenue:
Supply Chain Services:
Net administrative fees	$143,576	$117,489	$102,313	$100,032	22.2%	2.3%
Other services and support	134	39	134	39	243.6%	243.6%
Services	143,710	117,528	102,447	100,071	22.3%	2.4%
Products	43,748	32,930	43,748	32,930	32.9%	32.9%
Total Supply Chain Services	187,458	150,458	146,195	133,001	24.6%	9.9%
Performance Services:
Services	53,118	48,108	53,118	48,108	10.4%	10.4%
Total	$240,576	$198,566	$199,313	$181,109	21.2%	10.1%

Adjusted EBITDA:
Supply Chain Services	$125,480	$98,267	$84,217	$80,810	27.7%	4.2%
Performance Services	16,329	12,000	16,329	12,000	36.1%	36.1%
Total segment Adjusted EBITDA	141,809	110,267	100,546	92,810	28.6%	8.3%
Corporate	(17,475)	(15,578)	(17,475)	(15,578)	12.2%	12.2%
Total	$124,334	$94,689	$83,071	$77,232	31.3%	7.6%

Supply Chain Services

For the fiscal first quarter ended September 30, 2013, the Supply Chain Services segment generated GAAP net revenue of $187.5 million, an increase of $37.0 million, or 24.6% from $150.5 million in the prior year. On a pro forma basis, Supply Chain Services segment revenue was $146.2 million, an increase of $13.2 million, or 9.9%, from $133.0 million in the prior year. Revenue growth was driven by increased net administrative fees in the GPO and further penetration of the direct sourcing and specialty pharmacy businesses.

On a pro forma basis, Supply Chain Services Adjusted EBITDA of $84.2 million for the fiscal first quarter increased $3.4 million, or 4.2%, from $80.8 million for the same period a year ago.

Performance Services

For the fiscal first quarter ended September 30, 2013, the Performance Services segment generated GAAP net revenue of $53.1 million, an increase of $5.0 million, or 10.4%, from $48.1 million for the same quarter last year.  The revenue growth is attributable primarily to new SaaS informatics products subscriptions and an increase in revenue from advisory services.

Performance Services Adjusted EBITDA was $16.3 million for the quarter, compared to $12.0 million last year, an increase of 36.1%.

Outlook and guidance

Premier believes it is well-positioned to help its members successfully address the cost, safety, efficiency and population health management issues facing the healthcare industry over the next several years. The company believes it enjoys a strong competitive position, a solid value proposition based on its large, integrated technology platform, and a long-standing collaborative relationship with major healthcare systems across the United States.

The guidance below is based on the following key assumptions: increasing use of Performance Services products and offerings, as well as stable growth in the Supply Chain segment through the addition of acute and alternate-site GPO members and deeper penetration of existing members’ supply spend. Based on these assumptions, year-to-date results and the company’s current outlook, Premier has established the following financial guidance for the full fiscal year ending June 30, 2014:

Fiscal 2014 Financial Guidance

Premier, Inc. introduces full-year fiscal 2014 financial guidance, as follows:

(in millions, except per share data)	FY 2014
Pro Forma Net Revenue:
Supply Chain Services segment	$614.0 - $631.0
Performance Services segment	231.0 - 238.0
Total Pro Forma Net Revenue	845.0 - 869.0

Non-GAAP pro forma adjusted EBITDA	$335.0 - $355.0

Non-GAAP pro forma adjusted fully distributed EPS	$1.20 - $1.29

The statements in this “Outlook and Guidance” discussion are “forward-looking statements.” For additional information regarding the use and limitations of such statements, see “Forward-Looking Statements” below.

Conference call

Premier management will host a conference call and live audio webcast on Tuesday, November 12, 2013, at 8 a.m. ET, to discuss the company’s financial results. The conference call can be accessed through a link provided on the investor relations page on Premier’s website at investors.premierinc.com. Those wishing to participate in the call may do so by dialing 855.601.0048 (international callers should dial 702.495.1234) and providing the operator with conference ID number 93595004. Please call approximately 15 minutes before the start of the call to ensure you are connected. A replay of the conference call will be available beginning approximately two hours after the completion of the conference call through November 26, 2013, by dialing 800.585.8367 (702.495.1234 for international callers), and using the conference ID number above. The webcast will also be archived on the investor relations page on Premier’s website.

About Premier, Inc., Malcolm Baldrige National Quality Award recipient

Premier, Inc. (NASDAQ:PINC) is a leading healthcare improvement company, uniting an alliance of more than 2,900 U.S. hospitals and nearly 100,000 other providers to transform healthcare. With integrated data and analytics, collaboratives, supply chain solutions, and advisory and other services, Premier enables better care and outcomes at a lower cost. Premier plays a critical role in the rapidly evolving healthcare industry, collaborating with members to co-develop long-term innovations that reinvent and improve the way care is delivered to patients nationwide. Headquartered in Charlotte, N.C., Premier is passionate about transforming American healthcare. Please visit Premier’s news and investor sites on www.premierinc.com; as well as Twitter, Facebook, LinkedIn, YouTube, Instagram, Foursquare and Premier’s blog for more information about the company.

Reorganization and initial public offering

On October 1, 2013, Premier completed its IPO by issuing 32,374,751 shares of its Class A common stock, at a price of $27.00 per share, which included 4,222,793 shares sold pursuant to the option granted to the underwriters by Premier, which was exercised in full prior to the completion of the IPO, raising net proceeds of approximately $821.7 million, after underwriting discounts and commissions but before expenses. In connection with the IPO, Premier completed the reorganization of the company on October 1, 2013, issuing 112.6 million shares of Class B common stock representing 77.7% of the common stock outstanding, and corresponding Class B units in Premier Healthcare Alliance, L.P. to its 181 member owners.

The company’s historical consolidated operating results do not reflect the reorganization, the IPO and contemplated use of net proceeds from the IPO. Therefore, in addition to presenting the historical actual results, the company presents and discusses pro forma results, which reflect the impact of the company’s reorganization and IPO and the contemplated use of net proceeds from the IPO, to provide a more comparable indication of future expectations.

The key pro forma adjustments include:

•                  The reorganization, which included the formation of a C-Corporation and the sale of 22.3% of the member’s partnership interests to the public through the issuance of approximately 32.4 million shares of Premier Class A common stock, with the member owners retaining their ownership interest in the form of 112.6 million shares of Premier Class B common stock.

•                  Payments to each member owner of revenue share from Premier equal to 30% of all gross administrative fees collected.

•                  Payments due to member owners pursuant to the tax receivable agreement equal to 85% of the amount of cash savings, if any, in income and franchise taxes, that Premier realizes.

•                  The further adjustments set forth in the notes to the pro forma financial statements provided below.

Further details of the reorganization and pro forma adjustments are in the company’s IPO prospectus, dated September 25, 2013, as filed with the Securities and Exchange Commission (SEC), and in the company’s Form 10-Q first-quarter report, to be filed with the SEC on or about November 12, 2013. The prospectus is accessible on the SEC’s website at www.sec.gov and in the investor relations section of the company’s website at investors.premierinc.com.

Use and definition of non-GAAP measures

Premier, Inc. uses Adjusted EBITDA, Segment Adjusted EBITDA and adjusted fully distributed net income to facilitate a comparison of the company’s operating performance on a consistent basis from period to period that, when viewed in combination with its results prepared in accordance with GAAP, provides a more complete understanding of factors and trends affecting the company’s business than GAAP measures alone. The company believes Adjusted EBITDA and Segment Adjusted EBITDA assist its board of directors, management and investors in comparing the company’s operating performance on a consistent basis from period to period because they remove the impact of the company’s asset base (primarily depreciation and amortization) and items outside the control of management (taxes), as well as other non-cash (impairment of intangible assets and purchase accounting adjustments) and non-recurring items, from operations.

In addition, adjusted fully distributed net income eliminates the variability of noncontrolling interest as a result of member owner exchanges of Class B common stock and corresponding Class B units into shares of Class A common stock (which exchanges are a member owner’s cumulative right, but not obligation, beginning on October 31, 2014, and each year thereafter, and are limited to one-seventh of the member owner’s initial allocation of Class B common units).  Adjusted fully distributed net income is defined as net income attributable to PHSI (i) excluding income tax expense, (ii) excluding the effect of non-recurring and non-cash items, (iii) assuming the exchange of all the Class B common units into shares of Class A common stock, which results in the elimination of noncontrolling interest in Premier LP, and (iv) reflecting an adjustment for income tax expense on pro forma fully distributed net income before income taxes at the company’s estimated effective income tax rate.

EBITDA is defined as net income before interest and investment income, net, income tax expense, depreciation and amortization and amortization of purchased intangible assets. Adjusted EBITDA is defined as EBITDA before merger and acquisition related expenses and non-recurring, non-cash or non-operating items, and including equity in net income of unconsolidated affiliates. Non-recurring items are expenses that have not been incurred within the prior two years and are not expected to recur within the next two years. Such expenses include certain strategic and financial restructuring expenses. Non-operating items include gain or loss on disposal of assets. Segment Adjusted EBITDA is defined as the segment’s net revenue less operating expenses directly attributable to the segment, excluding depreciation and amortization, amortization of purchased intangible assets, merger and acquisition related expenses and non-recurring or non-cash items, and including equity in net income of unconsolidated affiliates. Operating expenses directly attributable to the segment include expenses associated with sales and marketing, general and administrative and product development activities specific to the operation of each segment. General and administrative corporate expenses that are not specific to a particular segment are not included in the calculation of Segment Adjusted EBITDA. Adjusted EBITDA is a supplemental financial measure used by the company and by external users of the company’s financial statements.

Management considers Adjusted EBITDA an indicator of the operational strength and performance of the company’s business. Adjusted EBITDA allows management to assess performance without regard to financing methods and capital structure and without the impact of other matters that management does not consider indicative of the operating performance of the business. Segment Adjusted EBITDA is the primary earnings measure used by management to evaluate the performance of the company’s business segments.

Forward-looking statements

Statements made in this release that are not statements of historical or current facts, such as those under the heading “Outlook and Guidance,” are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking.  Forward-looking statements may include comments as to Premier’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside Premier’s control. More information on potential factors that could affect Premier’s financial results is included from time to time in the “Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Premier’s periodic and current filings with the SEC, as well as those discussed under the “Risk Factors” and “Forward Looking Statements” section of Premier’s IPO Prospectus, dated September 25, 2013, filed with the SEC and available on Premier’s website at investors.premierinc.com. Forward looking statements speak only as of the date they are made. Premier undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date.

(Tables follow)

Consolidated Statements of Income

(Unaudited)

(In thousands, except pershare data)

	Three Months Ended September 30,
	2013	2012	2013	2012
	PHSI		Pro forma - Premier, Inc.
Net revenue:
Net administrative fees	$143,576	$117,489	$102,313	$100,032	(a)
Other services and support	53,252	48,147	53,252	48,147
Services	196,828	165,636	155,565	148,179
Products	43,748	32,930	43,748	32,930
	240,576	198,566	199,313	181,109
Cost of revenue:
Services	27,488	24,080	27,488	24,080
Products	40,038	30,152	40,038	30,152
	67,526	54,232	67,526	54,232
Gross profit	173,050	144,334	131,787	126,877
Operating expenses:
Selling, general and administrative	62,318	55,732	62,643	55,732	(b)
Research and development	852	3,638	852	3,638
Amortization of purchased intangible assets	601	385	601	385
	63,771	59,755	64,096	59,755
Operating income	109,279	84,579	67,691	67,122
Equity in net income of unconsolidated affiliates	4,114	2,781	4,114	2,781
Interest and investment income, net	220	224	220	224
Gain on disposal of assets	4	—	4	—
Other income, net	4,338	3,005	4,338	3,005
Income before income taxes	113,617	87,584	72,029	70,127
Income tax expense	891	2,517	6,761	8,144	(b)(c)
Net income	112,726	85,067	65,268	61,983
Add: Net loss attributable to noncontrolling interest in S2S Global	210	305	210	305
Less: Net income attributable to noncontrolling interest in Premier LP	(113,214)	(83,116)	(51,030)	(48,398	)(d)
Net income attributable to noncontrolling interest	(113,004)	(82,811)	(50,820)	(48,093)
Net (loss) income attributable to PHSI/Premier, Inc. shareholders	$(278)	$2,256	$14,448	$13,890

Weighted average shares outstanding:
Basic	5,627	6,090	32,375	32,375
Diluted	5,627	6,090	32,401	32,375
(Loss) earnings per share attributable to PHSI/Premier, Inc.:
Basic	$(0.05)	$0.37	$0.45	$0.43
Diluted	$(0.05)	$0.37	$0.45	$0.43

(a) - Reflects the payment of revenue share to each member owner equal to 30% of all gross administrative fees collected, resulting in a decrease in net administrative fees revenue of $41.3 million and $17.5 million, respectively.

(b) - Reflects stock compensation expense of $325 with an associated income tax benefit of $127.

(c) - Reflects income taxes on additional allocable share of taxable income at an estimated effective income tax rate of 39%, resulting in additional income taxes of $6.0 million and $5.6 million, respectively.

(d) - Reflects a reduction in the noncontrolling interest attributable to the limited partners from 99% to approximately 78%, and the impact of adjustments (a) and (b), resulting in a decrease in noncontrolling interests of $62.2 million and $34.7 million, respectively.

Premier Healthcare Solutions, Inc.

Consolidated Balance Sheets

(In thousands, except share data)

	September 30, 2013	June 30, 2013
	(Unaudited)
Assets
Cash and cash equivalents	$75,351	$198,296
Marketable securities	57,500	57,323
Accounts receivable	61,968	62,162
Inventories	13,029	12,741
Prepaid expenses and other current assets	34,576	25,466
Due from related party	788	1,650
Deferred tax assets	7,691	8,403
Total current assets	250,903	366,041
Investments	10,773	6,676
Property and equipment	119,538	115,587
Restricted cash	5,000	5,000
Deferred tax assets	13,328	15,077
Goodwill	84,626	61,410
Intangible assets	9,262	4,292
Other assets	28,410	24,833
Total assets	$521,840	$598,916

Liabilities, redeemable limited partners’ capital and stockholders’ equity
Accounts payable	$16,899	$21,788
Accrued expenses	25,486	28,883
Revenue share obligations	5,085	10,532
Accrued compensation and benefits	22,374	51,359
Deferred revenue	17,492	18,880
Current portion of notes payable	7,438	4,441
Current portion of line of credit	60,000	7,708
Other current liabilities	2,402	1,557
Total current liabilities	157,176	145,148
Notes payable, less current portion	20,293	22,468
Lines of credit, less current portion	11,508	—
Deferred compensation plan obligations	27,653	24,081
Deferred rent	15,841	15,779
Other long-term liabilities	5,387	6,037
Total liabilities	237,858	213,513

Redeemable limited partners’ capital	207,066	307,635
Stockholders’ equity:
Series A Preferred stock, par value $0.01, 400,000 shares authorized; no shares issued and outstanding	—	—
Common stock, par value $0.01, 12,250,000 shares authorized; 5,626,784 and 5,653,390 shares issued and outstanding at September 30, 2013 and June 30, 2013, respectively	56	57
Additional paid-in-capital	28,503	28,866
Common stock subscribed, 0 and 23,266 shares at September 30, 2013 and June 30, 2013, respectively	—	300
Subscriptions receivable	—	(300)
Retained earnings	50,321	50,599
Noncontrolling interest	(1,964)	(1,754)
Total stockholders’ equity	76,916	77,768
Total liabilities, redeemable limited partners’ capital and stockholders’ equity	$521,840	$598,916

Premier, Inc.

Pro Forma Consolidated Balance Sheet

September 30, 2013

(In thousands, except share data)

	PHSI	Pro Forma Adjustments	Premier, Inc. Pro Forma

Assets
Cash and cash equivalents	$75,351	$277,814	$353,165	(a)
Marketable securities	57,500	—	57,500
Accounts receivable	61,968	—	61,968
Inventories	13,029	—	13,029
Prepaid expenses and other current assets	34,576	(5,428)	29,148	(b)(g)
Due from related party	788	—	788
Deferred tax assets	7,691	—	7,691
Total current assets	250,903	272,386	523,289
Investments	10,773	—	10,773
Property and equipment	119,538	—	119,538
Restricted cash	5,000	—	5,000
Deferred tax assets	13,328	294,823	308,151	(c)
Goodwill	84,626	—	84,626
Intangible assets	9,262	—	9,262
Other assets	28,410	—	28,410
Total assets	$521,840	$567,209	$1,089,049

Liabilities, redeemable limited partners’ capital and stockholders’ equity
Accounts payable	$16,899	$—	$16,899
Accrued expenses	25,486	—	25,486
Revenue share obligations	5,085	—	5,085
Accrued compensation and benefits	22,374	—	22,374
Deferred revenue	17,492	—	17,492
Current portion of notes payable	7,438	—	7,438
Current portion of line of credit	60,000	—	60,000
Payable pursuant to tax receivable agreement	—	10,142	10,142	(c)
Income tax payable	—	8,425	8,425	(d)
Other current liabilities	2,402	—	2,402
Total current liabilities	157,176	18,567	175,743
Notes payable, less current portion	20,293	—	20,293
Lines of credit, less current portion	11,508	—	11,508
Deferred compensation plan obligations	27,653	—	27,653
Deferred rent	15,841	—	15,841
Payable pursuant to tax receivable agreement, less current portion	—	194,651	194,651	(c)
Other long-term liabilities	5,387	—	5,387
Total liabilities	237,858	213,218	451,076

Redeemable limited partners’ capital	207,066	212,595	419,661	(e)
Stockholders’ equity:
Series A Preferred stock, par value $0.01, 400,000 shares authorized; no shares issued and outstanding	—	—	—
Common stock, par value $0.01, 12,250,000 shares authorized; 5,626,784 and 5,653,390 shares issued and outstanding at September 30, 2013 and June 30, 2013, respectively	56	(56)	—	(f)
Class A common stock, par value $0.01, 500,000,000 shares authorized; 32,374,751 shares issued and outstanding on a pro forma basis	—	324	324	(f)
Class B common stock, par value $0.000001, 600,000,000 shares authorized; 112,607,832 shares issued and outstanding on a pro forma basis	—	—	—	(f)
Additional paid-in-capital	28,503	149,748	178,251	(h)
Retained earnings	50,321	(8,623)	41,698	(d)(g)
Noncontrolling interest	(1,964)	—	(1,964)
Accumulated other comprehensive income	—	3	3	(e)
Total stockholders’ equity	76,916	141,396	218,312
Total liabilities, redeemable limited partners’ capital and stockholders’ equity	$521,840	$567,209	$1,089,049

(a) - Reflects the effect of the receipt of net IPO proceeds of $821.7 million, less the purchase of units from the member owners of $543.9 million.

(b) - Reflects the reduction of prepaid expenses related to the IPO, with an offset to the IPO proceeds in additional paid-in capital.

(c) - Reflects the effect of the adjustments to the tax basis of the assets of Premier LP and the tax receivable agreement with the member owners.

(d) - Reflects taxes payable as a result of the purchase of Class B common units of Premier LP from PHSI.

(e) - Reflects the increase in the noncontrolling interest held by the limited Partners in Premier LP as a result of the IPO, less the reduction in the noncontrolling interest attributable to the limited partners from 99% to approximately 78%.

(f) - Reflects the exchange of the existing PHSI shares of common stock, common stock subscribed and related subscriptions receivable for Class B common units of Premier LP, the issuance of Class B common stock in connection with the Reorganization and the issuance of Class A common stock in connection with the IPO.

(g) - Reflects adjustments related to stock-based compensation.

(h) - Reflects the adjustments to additional paid-in capital in (a), (b), (c), (e), (f) and (g) above.

Premier Healthcare Solutions, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Three Months Ended September 30,
	2013	2012

Operating activities
Net income	$112,726	$85,067
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,957	6,775
Equity in net income of unconsolidated affiliates	(4,114)	(2,781)
Deferred taxes	2,461	1,059
Amortization of discounts on investments, net	26	5
Gain on disposal of assets	(4)	—
Changes in operating assets and liabilities:
Accounts receivable, inventories, prepaid expenses and other current assets	(11,277)	(1,481)
Other assets	(10)	(3,480)
Accounts payable, accrued expenses and other current liabilities	(44,205)	(33,208)
Long-term liabilities	(590)	5,380
Net cash provided by operating activities	63,970	57,336
Investing activities
Purchase of marketable securities	(19,151)	(6,522)
Proceeds from sale of marketable securities	18,974	46,977
Acquisition of SYMMEDRx, net of cash acquired	(28,740)	—
Distributions received on equity investment	—	3,235
Purchases of property and equipment	(12,299)	(12,255)
Net cash (used in) provided by investing activities	(41,216)	31,435
Financing activities
Payments made on notes payable	(1,475)	(2,200)
Proceeds from lines of credit	63,800	2,070
Proceeds from issuance of common stock	300	—
Distributions to limited partners of Premier LP	(208,324)	(182,613)
Net cash used in financing activities	(145,699)	(182,743)
Net decrease in cash and cash equivalents	(122,945)	(93,972)
Cash and cash equivalents at beginning of year	198,296	140,822
Cash and cash equivalents at end of period	$75,351	$46,850

Supplemental schedule of noncash investing and financing activities:
Issuance of limited partnership interest for notes receivable	$7,860	$2,120
Payable to member owners incurred upon repurchase of ownership interest	$1,652	$2,315
Reduction in redeemable limited partners’ capital to reduce outstanding receivable	$28,009	$101
Distributions utilized to reduce subscriptions, notes, interest and accounts receivable from member owners	$6,186	$3,677

Supplemental Financial Information

(Unaudited)

(In thousands)

Reconciliation of Adjusted EBITDA to Net Income and Operating Income:

	Three Months Ended September 30,
	2013	2012	2013	2012
	PHSI		Pro forma - Premier, Inc.

Net income	$112,726	$85,067	$65,268	$61,983
Interest and investment income, net	(220)	(224)	(220)	(224)
Income tax expense	891	2,517	6,761	8,144
Depreciation and amortization	8,356	6,390	8,356	6,390
Amortization of purchased intangible assets	601	385	601	385
EBITDA	122,354	94,135	80,766	76,678
Stock-based compensation	—	—	325	—
Acquisition related expenses	142	—	142	—
Strategic and financial restructuring expenses	1,842	554	1,842	554
Gain on disposal of assets	(4)	—	(4)	—
Adjusted EBITDA	$124,334	$94,689	$83,071	$77,232

Adjusted EBITDA	$124,334	$94,689	$83,071	$77,232
Depreciation and amortization	(8,356)	(6,390)	(8,356)	(6,390)
Amortization of purchased intangible assets	(601)	(385)	(601)	(385)
Stock-based compensation	—	—	(325)	—
Acquisition related expenses	(142)	—	(142)	—
Strategic and financial restructuring expenses	(1,842)	(554)	(1,842)	(554)
Equity in net income of unconsolidated affiliates	(4,114)	(2,781)	(4,114)	(2,781)
	109,279	84,579	67,691	67,122
Stock-based compensation in Premier, Inc.	—	—	325	—
Pro forma adjustment for revenue share post-IPO	—	—	41,263	17,457
Operating income	$109,279	$84,579	$109,279	$84,579

Supplemental Financial Information

(Unaudited)

(In thousands)

Reconciliation of Non-GAAP Pro Forma Adjusted Fully Distributed Net Income:

	Three Months Ended September 30,
	2013	2012
	Pro forma - Premier, Inc.
Pro Forma Adjusted Fully Distributed Net Income:
Net income attributable to Premier, Inc. shareholders	$14,448	$13,890
Income tax expense	6,761	8,144
Stock-based compensation	325	—
Acquisition related expenses	142	—
Strategic and financial restructuring expenses	1,842	554
Net income attributable to noncontrolling interest in Premier LP	51,030	48,398
Pro forma adjusted fully distributed income before income taxes	74,548	70,986
Income tax expense on fully distributed income before income taxes	30,565	29,104
Pro forma adjusted fully distributed net income	$43,983	$41,882

Weighted average fully distributed shares outstanding:
Basic	144,983	144,983
Diluted	145,009	144,983

Non-GAAP earnings per share on pro forma adjusted fully distributed net income:
Basic	$0.30	$0.29
Diluted	$0.30	$0.29

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